EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
August 29, 2001

Dear Sir/Madam,

We have read paragraphs 1 and 2 and 4 through 6 of Item 4(a) included in the Form 8-K dated August 29, 2001 of Western Wireless Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Theresa Gillespie, EVP Finance and Accounting, Western Wireless Corporation